UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35081	80-0682103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class P Common Stock	KMI	NYSE
2.250% Senior Notes due 2027	KMI 27A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Amendments to Revolving Credit Facilities

On December 15, 2022, the Company, as borrower, entered into (i) a first amendment to its $3.5 billion Revolving Credit Agreement with the lenders listed on the signature pages to such agreement and Barclays Bank PLC (“Barclays”), as administrative agent, dated as of August 20, 2021 (as amended, the “2021 Credit Facility”) and (ii) a second amendment to its $500 million Revolving Credit Agreement with the lenders listed on the signature pages to such agreement and Barclays, as administrative agent, dated as of November 16, 2018 (as amended, the “2018 Credit Facility”). The amendment to the 2021 Credit Facility provides, among other things, for replacement of LIBOR-based provisions with term SOFR provisions, related updates to benchmark replacement provisions, and extension of the maturity date from August 2026 to August 2027. The amendment to the 2018 Credit Facility provides, among other things, for replacement of LIBOR-based provisions with term SOFR provisions and related updates to benchmark replacement provisions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: December 20, 2022	By:	/s/ David P. Michels
David P. Michels Vice President and Chief Financial Officer

3